QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(h)

Consolidated Statements of Comprehensive Income

THE ST. PAUL COMPANIES

	Year Ended December 31
	2001	2000	1999
	(In Millions)
Net income (loss)	$(1,088)	$993	$834
Other comprehensive income (loss), net of taxes:
Change in unrealized appreciation on investments	(323)	197	(459)
Change in unrealized loss on foreign currency translation	(8)	(42)	(12)
Change in unrealized loss on derivatives	(2)	—	—

Other comprehensive income (loss)	(333)	155	(471)

Comprehensive income (loss)	$(1,421)	$1,148	$363

See notes to consolidated financial statements.

QuickLinks

Consolidated Statements of Comprehensive Income THE ST. PAUL COMPANIES